Exhibit 10.1

AMENDMENT NUMBER 1 TO

ROCK-TENN COMPANY

ANNUAL EXECUTIVE BONUS PROGRAM

Rock-Tenn Company hereby amends § 5 of the Rock-Tenn Company Annual Executive Bonus Program to read as follows:

CERTIFICATION

The Committee at the end of each Fiscal Year shall certify the extent, if any, to which the Performance Goals set for each Participant for such Fiscal Year have been met and shall determine the bonus payable to each Participant based on the extent, if any, to which he or she met his or her Performance Goals. However, the Committee shall have the right to reduce the bonus determined under this § 5 to the extent that the Committee acting in its discretion determines that the Performance Goals set for a Participant for a Fiscal Year no longer were appropriate for such Participant at the end of such Fiscal Year. If the Committee certifies that a bonus is payable to a Participant for any Fiscal Year, such bonus shall be paid in cash as soon as practical after such certification has been made, but in any event, by no later than the 15th day of March following the end of such Fiscal Year. However, no Participant shall have a right to the payment of a bonus for any Fiscal Year if his or her employment with Rock-Tenn Company has terminated for any reason whatsoever before the date the bonus is actually paid unless the Committee in the exercise of its absolute discretion affirmatively directs Rock-Tenn Company to pay such bonus to, or on behalf of, such Participant.

This Amendment Number 1 shall be effective as of this 30th day of October 2008.

ROCK-TENN COMPANY

BY:	/s/ Steven C. Voorhees

Title:	Executive VP, CFO and Chief Administrative Officer